Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby appoints Mark J. Pykett and Brent L. Larson as his true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his true and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign, and to cause to be filed with the United States Securities and Exchange Commission (the “Commission”), the Company’s Post-effective Amendment No. 4 to Registration Statement on Form S-3 (File No. 333-156810), including exhibits thereto and all documents in connection therewith, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents as of the dates indicated.

Signature	Title

/s/ Mark J. Pykett	President, Chief Executive Officer	August 28, 2012
Mark J. Pykett, V.M.D., Ph.D.	and Director

/s/ Gordon A. Troup	Chairman of the Board of Directors	August 25, 2012
Gordon A. Troup

/s/ Peter F. Drake	Director	August 29, 2012
Peter F. Drake, Ph.D.

/s/ Brendan A. Ford	Director	August 28, 2012
Brendan A. Ford

Director
Jess E. Jones, M.D.

/s/ Eric K. Rowinsky	Director	August 27, 2012
Eric K. Rowinsky, M.D.